Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (File No. 333-196338) of our report dated April 22, 2014 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Global Ship Lease, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.”

/s/ PricewaterhouseCoopers Audit

PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

June 12, 2014